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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)

(905) 726-2462 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2006 the Registrant issued a press release announcing that it has entered into an amended share purchase agreement with PA Meadows, LLC ("PA Meadows"), a company jointly owned by William Paulos and William Wortman, controlling shareholders of Millennium Gaming, Inc. ("Millennium"), and entities related to Oaktree Capital Management, LLC ("Oaktree" and together with PA Meadows and Millennium, "Millennium-Oaktree"), pursuant to which all of the outstanding shares of Washington Trotting Association, Inc. ("WTA"), Mountain Laurel Racing, Inc. ("MLR") and MEC Pennsylvania Racing, Inc. ("PAR"), each a wholly-owned subsidiary of the Registrant, have been sold to Millennium-Oaktree (the "Amended SPA"). WTA, MLR and PAR (together, the "Meadows Entities") are the entities through which the Registrant currently owns and operates The Meadows, a standardbred racetrack in Washington County, Pennsylvania. WTA is an eligible applicant with the Pennsylvania Gaming Control Board (the "PGCB") for a Conditional/ Category 1 Slot Machine License (the "Gaming License").

The Amended SPA modifies the stock purchase agreement between the Registrant and Millennium-Oaktree that was entered into on November 8, 2005 (the "Initial SPA"). As a result of regulatory requirements relating to the approval of the issuance of the Gaming License by the PGCB, as well as significant changes in the economic and regulatory environment in Pennsylvania since the date of the Initial SPA, including regulations adopted by the Pennsylvania Department of Revenue in respect of the amount of local share assessment taxes payable to North Strabane Township and Washington County, the parties agreed to revise the terms of the Initial SPA. The $225 million purchase price in the Initial SPA, which included a $39 million holdback, has been reduced to $200 million, with a $25 million holdback payable to the Registrant over a 5-year period subject to offset for certain indemnification obligations.

In exchange for the shares of the Meadows Entities, the Registrant received two notes representing the purchase price in the amounts of $175 million (the "First Note") and $25 million (the "Second Note"), respectively. The First Note will be repaid within 35 days of the earlier of approval of the issuance of the Gaming License provided that Millennium-Oaktree's lenders are reasonably satisfied with the conditions imposed by the PGCB and the issuance of the Gaming License. At the time that the First Note is repaid, the Second Note, which secures the holdback amount, will be replaced with a letter of credit or corporate guaranty.

In the event that the First Note is not repaid by October 31, 2006 (which date may under certain circumstances be extended up to December 5, 2006), then the two notes will be cancelled and the shares of the Meadows Entities will be returned to the Registrant.

Concurrently with entering into the Amended SPA, the parties have entered into a racing services agreement whereby the Registrant will continue to manage racing operations at The Meadows, on behalf of Millennium-Oaktree, for at least 5 years.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Note: The information contained in this report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.    Description

99.1                Press Release dated July 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
July 28, 2006
	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES